BlackRock Funds II (the "Registrant")
BlackRock Dynamic High Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock Multi-Asset Income Portfolio

77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I Attached please find as an exhibit to sub-item 77Q1(d) of Form N-SAR a copy of the Registrant's Fifth Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment Company Act.




Exhibit 77Q1(d)
BLACKROCK FUNDS II
(the "Fund")
FIFTH AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF A MULTI-CLASS DISTRIBUTION SYSTEM
I. INTRODUCTION
  On February 23, 1995, the Securities and
Exchange Commission (the
"Commission") promulgated Rule 18f-3 under
the Investment Company Act of
1940, as amended (the "1940 Act"), which
permits the creation and operation
of a multi-class distribution system
without the need to obtain an exemptive
order under Section 18 of the 1940 Act.
Rule 18f-3, which became effective
on April 3, 1995, requires an investment
company to file with the Commission
a written plan specifying all of the
differences among the classes, including
the various services offered to
shareholders, the different distribution
arrangements for each class, the methods
for allocating expenses relating to
those differences and any conversion
features or exchange privileges.  The
Board of Trustees of the Fund approved
this Fifth Amended and Restated Plan,
effective June 28, 2017, in connection
with the Fund's operation of its
current multi-class distribution system in
compliance with Rule 18f-3.
II. ATTRIBUTES OF CLASSES
A.    Generally
  Each investment portfolio of the Fund
(each a "Portfolio" and,
collectively, the "Portfolios") as set out
in Appendix A hereto may offer up
to 13 of the following classes of shares:
Service Shares; Investor A Shares;
Investor B Shares; Investor C Shares;
Institutional Shares; Investor A1
Shares; Investor B1 Shares; Investor C1
Shares; Investor C2 Shares; Investor
C3 Shares; Class R Shares; Class K Shares
and Class T Shares.
  In general, shares of each class shall
be identical except for
different expense variables (which will
result in different yields or total
returns for each class), certain related
rights and certain shareholder
services.  More particularly, Investor A
Shares, Investor B Shares, Investor
C Shares, Service Shares, Institutional
Shares, Investor A1 Shares, Investor
B1 Shares, Investor C1 Shares, Investor C2
Shares, Investor C3 Shares, Class
R Shares,  Class K Shares and Class T
Shares of each Portfolio shall
represent equal pro rata interests in the
assets of the particular Portfolio,
and shall be identical in all respects,
except for: (a) the impact of (i)
distribution and shareholder servicing
expenses under the Fund's Distribution
and Service Plan assessed to each
particular share class; (ii) transfer
agency and certain administration expenses
assessed from time to time to
particular share classes; and (iii) any
other expenses identified from time
to time that should be properly allocated
to each particular share class so
long as any changes in expense allocations
are reviewed and approved by a
vote of the Board of Trustees, including a
majority of the non-interested
trustees; (b) the fact that each class
shall vote separately on any matter
submitted to shareholders that pertains to
(i) the Fund's Distribution and
Service Plan applicable to such class and
(ii) the class expenses borne by
such class; (c) the exchange privileges
and/or conversion features of each
class of shares; (d) the sales charge(s)
applicable to certain classes of
shares; (e) the designation of each class
of shares of a Portfolio; and (f)
the different shareholder services
relating to each class of shares.
B.    Sales Charges; Distribution
Arrangements; Other Expenses
  Investor A Shares
  Investor A Shares shall be available for
purchase through
securities brokers, dealers or financial
institutions or through the Fund's
transfer agent, subject to restrictions
described in their prospectus.
  Investor A Shares of the Fund's equity
portfolios (the "Equity
Portfolios") and bond portfolios (the
"Bond Portfolios") generally shall be
subject to a front-end sales charge at the
rates (and subject to the
reductions and exemptions) described in
their prospectus.  When the aggregate
offering price of Investor A Shares of the
Equity and Bond Portfolios
purchased by an investor qualifies the
investor to purchase such shares
without paying a front-end sales charge, a
contingent deferred sales charge
may be imposed at the rates (and subject
to the reductions and exemptions)
described in the prospectus.  Investor A
Shares of the Fund's money market
portfolios, if any (the "Money Market
Portfolios"), shall not be subject to a
sales charge.
  Investor A Shares of a Portfolio shall
bear the expense of
distribution and shareholder servicing
fees described in the prospectus, if
any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock Advisors, LLC or its
affiliates (collectively,
"BlackRock") primarily: (i) to compensate
the distributor for distribution
and sales support services and to
reimburse the distributor for related
expenses, including payments to brokers,
dealers, other financial
institutions or other industry
professionals (collectively, "Selling
Agents")
for sales support services; and (ii) to
compensate BlackRock for sales
support services and to reimburse
BlackRock for related expenses, including
payments to Selling Agents for sales
support services.  The Fund's
distributor, BlackRock and other parties
may each make payments without
limitation as to amount in connection with
distribution or sales support
activities relating to Investor A Shares
out of its past profits or any
additional sources (other than
distribution fees) which are available to
it.
  Shareholder servicing fees shall be
payable to brokers, dealers,
other financial institutions or other
industry professionals (including
BlackRock) (collectively, "Service
Agents") for general shareholder liaison
services.
  Investor A1 Shares
  Investor A1 Shares are to be issued in
connection with certain
business combinations and generally shall
not be available for purchase by
the general public.  Additional Investor
A1 Shares shall only be issued in
connection with the reinvestment of
dividends and other distributions and to
certain qualified employee benefit plans.
Investor A1 Shares of the Equity
and Bond Portfolios may be subject to a
front-end or contingent deferred
sales charge at the rates (and subject to
the reductions and exemptions)
described in the prospectus.
  Investor A1 Shares of a Portfolio shall
bear the expense of
distribution and shareholder servicing
fees described in the prospectus, if
any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock primarily: (i) to
compensate the distributor for
distribution and sales support services
and to reimburse the distributor for
related expenses, including payments to
Selling Agents for sales support
services; and (ii) to compensate BlackRock
for sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The
Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in
connection with distribution or sales
support activities relating to Investor
A1 Shares out of its past profits or any
additional sources (other than
distribution fees) which are available to
it.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  Investor B Shares and Investor C Shares
  Investor B Shares and Investor C Shares
shall be available for
purchase through securities brokers,
dealers or financial institutions or
through the Fund's transfer agent, subject
to restrictions described in their
prospectus.  Investor B Shares and
Investor C Shares of the Equity and Bond
Portfolios generally shall be subject to a
contingent deferred sales charge
at the rates (and subject to the
reductions and exemptions) described in
their prospectus.
  Investor B Shares and Investor C Shares
of a Portfolio shall bear
the expense of distribution and
shareholder servicing fees described in
the
prospectus, if any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock primarily: (i) to
compensate the distributor for
distribution and sales support services
and to reimburse the distributor for
related expenses, including payments to
Selling Agents for sales support
services; and (ii) to compensate BlackRock
for sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The
Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in
connection with distribution or sales
support activities relating to Investor
B Shares and Investor C Shares out of its
past profits or any additional
sources (other than distribution fees)
which are available to it.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares are to be issued in
connection with certain business
combinations and generally shall not be
available for purchase by the general
public.  Additional Investor B1 Shares,
Investor C1 Shares, Investor C2
Shares and Investor C3 Shares shall only
be issued in connection with the
reinvestment of dividends and other
distributions and to certain qualified
employee benefit plans.  Investor B1
Shares, Investor C1 Shares, Investor C2
Shares and Investor C3 Shares of the
Equity and Bond Portfolios generally
shall be subject to a contingent deferred
sales charge at the rates (and
subject to the reductions and exemptions)
described in their prospectus.
  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares of a Portfolio shall
bear the expense of distribution and
shareholder servicing fees described in
the prospectus, if any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock primarily: (i) to
compensate the distributor for
distribution and sales support services
and to reimburse the distributor for
related expenses, including payments to
Selling Agents for sales support
services; and (ii) to compensate BlackRock
for sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The
Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in
connection with distribution or sales
support activities relating to Investor
B1 Shares, Investor C1 Shares, Investor C2
Shares and Investor C3 Shares out
of its past profits or any additional
sources (other than distribution fees)
which are available to it.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  Service Shares
  Service Shares shall be available for
purchase by institutions
which act on behalf of their customers
maintaining accounts with such
institutions and which provide their
customers with certain shareholder
services, subject to restrictions
described in their prospectus.  Service
Shares shall also be available to
investors acquiring Service Shares in
connection with certain business
combinations ("Direct Service Investors")
and investors that participate in certain
asset allocation programs described
in the prospectus.  Service Shares of a
Portfolio shall not be subject to a
sales charge.
  Service Shares of a Portfolio shall bear
the expense of
shareholder servicing fees described in
the prospectus, if any.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  The Fund's distributor, BlackRock and
other parties may each make
payments without limitation as to amount
in connection with distribution or
sales support activities relating to
Service Shares out of its past profits
or any sources which are available to it.
  Institutional Shares
  Institutional Shares shall be available
from the distributor for
purchase by institutional investors,
individuals and others meeting certain
minimum investment and other requirements
described in the
prospectus.  Institutional Shares shall
also be available for purchase
through financial intermediaries that have
entered into an agreement with the
distributor to offer such shares on a
platform that charges a transaction-
based sales commission outside of the
Portfolio. Institutional Shares shall
not be subject to a sales charge or a
separate fee payable pursuant to any
distribution plan or shareholder servicing
plan.  The Fund's distributor,
BlackRock and other parties may each make
payments without limitation as to
amount in connection with distribution or
sales support activities relating
to Institutional Shares out of its past
profits or any sources which are
available to it.
  Class R Shares
  Class R Shares shall be available for
purchase only through
certain retirement plans, subject to
restrictions described in their
prospectus.  Class R Shares of a Portfolio
shall not be subject to a sales
charge.
  Class R Shares of a Portfolio shall bear
the expense of
distribution and shareholder servicing
fees described in the prospectus, if
any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock primarily: (i) to
compensate the distributor for
distribution and sales support services
and to reimburse the distributor for
related expenses, including payments to
Selling Agents for sales support
services; and (ii) to compensate BlackRock
for sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The
Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in
connection with distribution or sales
support activities relating to Class R
Shares out of its past profits or any
additional sources (other than
distribution fees) which are available to
it.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  Class K Shares
  Class K Shares shall be available only
to (i) certain employee
benefit plans, such as health savings
accounts, and certain employer-
sponsored retirement plans (not including
SEP IRAs, SIMPLE IRAs and SARSEPs),
(ii) collective trust funds, investment
companies and other pooled investment
vehicles, each of which may purchase
shares of a Portfolio through a
financial professional or selected
securities dealer, broker, investment
adviser, service provider or industry
professional (including BlackRock, The
PNC Financial Services Group, Inc. and
their respective affiliates) (each a
"Financial Intermediary") that has entered
into an agreement with the Fund's
distributor to purchase such shares, (iii)
"Institutional Investors," which
include, but are not limited to,
endowments, foundations, family offices,
banks and bank trusts, local, city, and
state governmental institutions,
corporations and insurance company
separate accounts, each of which may
purchase shares of a Portfolio through a
Financial Intermediary that has
entered into an agreement with the Fund's
distributor to purchase such shares
and (iv) any other investors who met the
eligibility criteria for BlackRock
Shares or Class K Shares prior to August
15, 2016 and have continually held
Class K Shares of the Portfolio in the
same account since August 15, 2016.
  Class K Shares of a Portfolio are also
available to employees,
officers and directors/trustees of
BlackRock, Inc. and of mutual funds
sponsored and advised by BlackRock and
immediate family members of such
persons, if they open an account directly
with BlackRock. Class K Shares are
not subject to sales charges or
distribution fees.
  Class T Shares
  Class T Shares shall be available for
purchase through certain
securities brokers, dealers or financial
institutions, subject to
restrictions described in the prospectus.
  Class T Shares generally shall be
subject to a front-end sales
charge at the rates (and subject to the
reductions and exemptions) described
in their prospectus.  Class T Shares shall
bear the expense of distribution
and shareholder servicing fees described
in the prospectus, if any.
  Distribution fees shall be payable to
the Fund's distributor
and/or to BlackRock primarily: (i) to
compensate the distributor for
distribution and sales support services
and to reimburse the distributor for
related expenses, including payments to
Selling Agents for sales support
services; and (ii) to compensate BlackRock
for sales support services and to
reimburse BlackRock for related expenses,
including payments to Selling
Agents for sales support services.  The
Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in
connection with distribution or sales
support activities relating to Class T
Shares out of its past profits or any
additional sources (other than
distribution fees) which are available to
it.
  Shareholder servicing fees shall be
payable to Service Agents for
general shareholder liaison services.
  Other Class-Specific Expenses
  In addition to the class-specific
expenses mentioned above, each
class of shares shall bear the transfer
agency expenses and class-specific
administration expenses payable to the
transfer agent and administrators for
such share class under agreements approved
by the Fund's Board of Trustees
from time to time.
C.    Exchange Privileges
Investor A Shares and Investor A1 Shares
  A holder of Investor A Shares or
Investor A1 Shares in a
Portfolio generally shall be permitted to
exchange his shares for Investor A
Shares of any other Portfolio of the
BlackRock Fund family at the net asset
value of such shares next determined after
the transfer agent's receipt of a
request for an exchange, plus any
applicable sales charge, subject to the
restrictions described in the prospectus.
  Investor B Shares and Investor B1 Shares
  A holder of Investor B Shares or
Investor B1 Shares of a
Portfolio generally shall be permitted to
exchange his shares for Investor B
Shares of any other Portfolio of the
BlackRock Fund family at the net asset
value of such shares next determined after
the transfer agent's receipt of a
request for an exchange, subject to the
restrictions described in the
prospectus.
  Investor C Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  A holder of Investor C Shares, Investor
C1 Shares, Investor C2
Shares, or Investor C3 Shares of a
Portfolio generally shall be permitted to
exchange his shares for Investor C Shares
of any other Portfolio of the
BlackRock Fund family at the net asset
value of such shares next determined
after the transfer agent's receipt of a
request for an exchange, subject to
the restrictions described in the
prospectus.
  Service Shares
  Unless he is a Direct Service Investor,
a holder of Service
Shares in a Portfolio generally shall be
permitted to exchange his shares for
Service Shares of any other Portfolio of
the BlackRock Fund family at the net
asset value of such shares next determined
after the transfer agent's receipt
of a request for an exchange, subject to
the restrictions described in the
prospectus.    To the extent permitted
from time to time by the Fund, at the
election of Direct Service Investors,
Service Shares of a Portfolio may be
exchanged for Investor A Shares of the
same Portfolio on the basis of the net
asset values of each class of shares next determined after the transfer agent's receipt of an exchange request, subject to the restrictions described in the prospectus. Except as stated above, Direct Service Investors shall have no exchange privileges.
  Institutional Shares
  A holder of Institutional Shares in a
Portfolio generally shall
be permitted to exchange such shares for Institutional Shares of any other
Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
  Class R Shares
  The Fund shall not offer Class R Shares
with an exchange
privilege.
  Class K Shares
  A holder of Class K Shares in a
Portfolio generally shall be
permitted to exchange his shares for Class
K Shares of any other Portfolio of
the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
  Class T Shares
  The Fund shall not offer Class T Shares
with an exchange
privilege.
D.    Conversion Features
Investor A Shares and Investor A1 Shares
  The Fund shall not offer Investor A
Shares or Investor A1 Shares
with a conversion feature.
  Investor B Shares and Investor B1 Shares
  A certain number of years (specified in
the prospectus) after the
date of purchase or acquisition, Investor
B Shares or Investor B1 Shares of a
Portfolio shall automatically convert to
Investor A or Investor A1 Shares, as
stated in the prospectus, of the same
Portfolio at the net asset value of
each class of shares at the time of
conversion.  Upon each conversion of
Investor B Shares or Investor B1 Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of
Investor B Shares or Investor B1 Shares, as the case may be, of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Investor A Shares or Investor A1 Shares, as stated in the prospectus, of the same Portfolio.
  Investor C Shares, Investor C1 Shares,
Investor C2 Shares and
Investor C3 Shares
  The Fund shall not offer Investor C
Shares, Investor C1 Shares or
Investor C2 Shares with a conversion
feature.
  Service Shares, Institutional Shares,
Class R Shares, Class K
Shares and Class T Shares
  The Fund shall not offer Service Shares,
Institutional Shares,
Class R Shares, Class K Shares or Class T
Shares with a conversion feature.
E. Shareholder Services
   1. Systematic Withdrawal Program
  The Fund shall offer a systematic
withdrawal program, subject to
the restrictions described in the
prospectus, whereby, in general: (i)
investors may arrange to have Investor A
Shares, Investor A1 Shares, Investor
B Shares, Investor B1 Shares, Investor C
Shares, Investor C1 Shares, Investor
C2 Shares, Investor C3 Shares or Class T
Shares redeemed automatically; and
(ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.
  The Fund shall not offer a systematic
withdrawal program to
investors in Institutional Shares,  Class
R Shares or Class K Shares or to
investors in Service Shares who are not
Direct Service Investors.
   2. Automatic Investing Program
  The Fund shall offer an automatic
investing program, subject to
the restrictions described in the
prospectus, whereby, in general: (i) an
investor may arrange to have Investor A
Shares, Investor B Shares, Investor C
Shares or Class T Shares purchased
automatically by authorizing the Fund's
transfer agent to withdraw funds from the investor's bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.
  The Fund shall not offer the automatic
investment program to
investors in Investor A1 Shares, Investor
B1 Shares,  Investor C1 Shares,
Investor C2 Shares, Investor C3 Shares,
Institutional Shares, Class R Shares
or Class K Shares or to investors in
Service Shares who are not Direct
Service Investors.
   3. Systematic Exchange Program
  The Fund shall offer a systematic
exchange program, subject to
the restrictions described in the
prospectus, whereby, in general, an
investor may arrange to have Investor A
Shares, Investor A1 Shares, Investor
B Shares, Investor B1 Shares, Investor C
Shares, Investor C1 Shares, Investor
C2 Shares or Investor C3 Shares exchanged automatically from one Portfolio to up to four other Portfolios.
  The Fund shall not offer the systematic
exchange program to
investors in Service Shares, Institutional
Shares, Class R Shares, Class K
Shares or Class T Shares.
   4. Dividend Allocation Plan
  The Fund shall offer a dividend
allocation plan, subject to the
restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor A1 Shares, Investor B Shares,
Investor B1 Shares, Investor C Shares,
Investor C1 Shares, Investor C2 Shares or
Investor C3 Shares of one Portfolio
automatically invested in another
Portfolio.
  The Fund shall not offer the dividend
allocation plan to
investors in Service Shares, Institutional
Shares, Class R Shares, Class K
Shares or Class T Shares.
F. Methodology for Allocating Expenses
Among Classes
  Class-specific expenses of a Portfolio
shall be allocated to the
specific class of shares of that
Portfolio. Non-class-specific expenses of a
Portfolio shall be allocated in accordance with Rule 18f-3(c).


Appendix A


BlackRock Funds II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Dynamic High Income Portfolio
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock LifePath(r) Smart Beta 2020 Fund
BlackRock LifePath(r) Smart Beta 2025 Fund
BlackRock LifePath(r) Smart Beta 2030 Fund
BlackRock LifePath(r) Smart Beta 2035 Fund
BlackRock LifePath(r) Smart Beta 2040 Fund
BlackRock LifePath(r) Smart Beta 2045 Fund
BlackRock LifePath(r) Smart Beta 2050 Fund
BlackRock LifePath(r) Smart Beta 2055 Fund
BlackRock LifePath(r) Smart Beta 2060 Fund
BlackRock LifePath(r) Smart Beta Retirement Fund
BlackRock Low Duration Bond Portfolio
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio